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                                                                   Exhibit 10.19

                                 AMENDMENT NO. 2
                                       TO
                       NASTECH PHARMACEUTICAL COMPANY INC.
                           AMENDED AND RESTATED 2000
                         NONQUALIFIED STOCK OPTION PLAN

Pursuant to the resolutions adopted by the Board of Directors of Nastech Pharmaceutical Company Inc. (the "Company") on September 18, 2006, the following amendments to the Nastech Pharmaceutical Company Inc. Amended and Restated 2000 Nonqualified Stock Option Plan (the "2000 Plan") are hereby adopted effective as of September 18, 2006:

      The first paragraph of Section 9 of the 2000 Plan is hereby deleted in its entirety and replaced with the following:

"The Committee shall make equitable adjustment of:

            (a) the aggregate number of shares available under the Plan for the award of Options pursuant to Section 4 hereof;

            (b) the number and class of shares covered by any outstanding Options under the Plan; and

            (c) the per-share exercise price of all outstanding Options under the Plan;

      to reflect a reclassification, recapitalization, reorganization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or similar event, of or by the Corporation."